UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2013

EXOPACK HOLDING CORP.
(Exact name of registrant specified in its charter)

Delaware	333-136559	76-0678893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3070 Southport Road, Spartanburg, SC	29302
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code: (864) 596-7140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director; (d) Election of Director.

One of our directors, Michael E. Alger, resigned from his position as a member of the Board of Directors (the “Board”) of Exopack Holding Corp. (the “Company”) and as Chairman of the Company’s Audit Committee, effective March 1, 2013. As previously disclosed in the Company’s Current Report on Form 8-K filed on February 19, 2013, Mr. Alger has been appointed as the Company’s Chief Financial Officer, effective March 1, 2013.

Effective March 1, 2013, Clarence E. Terry was elected to the Board. Mr. Terry is employed as a Senior Managing Director by Sun Capital Partners, Inc., an affiliate of the ultimate sole stockholder of the Company. There are no other arrangements or understandings between Mr. Terry and any other person, pursuant to which he was selected to serve on the Board and there exist no related party transactions between Mr. Terry and the Company. Mr. Terry will not be compensated for serving as a director, but he will be reimbursed for actual expenses incurred in attending meetings of the Board.

Mr. Terry has 40 years of executive management experience. Prior to joining Sun Capital Partners Inc. in 1999, Mr. Terry spent 26 years with Rain Bird Sprinkler Manufacturing Corporation, where he served as Vice President of Consumer Products and previously, Vice President of Manufacturing. He received a Bachelor of Science Degree in Civil Engineering and a Masters of Business Administration from California State Polytechnic University.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.

Date: March 7, 2013	By:	/s/ Jack E. Knott
Name: Jack E. Knott
Title: Chief Executive Officer